UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2016
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2016, SUPERVALU INC. (the “Company”) announced that Mark L. Van Buskirk’s employment with the Company will terminate effective July 16, 2016. Mr. Van Buskirk currently serves as the Executive Vice President, Merchandising, Marketing, Retail & Pharmacy. The Company is evaluating succession plans for Mr. Van Buskirk’s roles and, in the interim, his functional areas will report to Bruce H. Besanko, the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer. Mr. Van Buskirk will be eligible for severance benefits in accordance with the Supervalu Executive & Officer Severance Pay Plan, as described in the Company’s proxy statement for its 2016 annual meeting of stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 11, 2016

SUPERVALU INC.

By: /s/ Bruce H. Besanko

Bruce H. Besanko
Executive Vice President, Chief Operating Officer and Chief Financial Officer
(Authorized Officer of Registrant)